SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): April 1, 2003

                  Sports Arenas, Inc.
            --------------------------------------------
      (Exact name of registrant as specified in its charter)

            Delaware                     0-2380             13-1944249
 -----------------------------       -------------     -------------------
(State or  other  jurisdiction       (Commission       (IRS Employer
     of incorporation)                 File Number)     Identification No.)


    7415 Carroll Road, Suite C, San Diego, CA             92121
  ----------------------------------------------------------------
 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (858) 408-0364

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                         of the Securities Act of 1934

Item 1. Changes in Control of Registrant.
                 Not Applicable

Item 2. Acquisition or Disposition of Assets.
                 Not Applicable

Item 3. Bankruptcy or Receivership.
                 Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.
                 Not Applicable

Item 5. Other Events

On April 1, 2003 UCV, L.P. (UCV), an unconsolidated fifty percent owned subsidiary of the Company, sold the University City Village Apartments to the Mark S. Schmidt Living Trust utd 2/5/92 (Schmidt) for $58,400,000 in cash.

After deducting selling expenses ($2,314,000), paying mortgage loans ($38,000,000), and the refund of lender impounds ($1,340,000), the Company estimates the net sale proceeds to UCV to be approximately $19,156,000 and the gain from sale to be approximately $52,837,000. UCV is planning on distributing a cumulative amount of approximately $4,000,000 to $5,000,000 of such proceeds to the Company in partial liquidation of its partnership interest. Of this total, UCV distributed $1,000,000 to the Company from the proceeds of funds released from escrow on March 17, 2003 and distributed another $1,500,000 to the Company in April 2003. The remaining funds will be reinvested by UCV in "like-kind" property to defer a portion of the income tax consequences of the sale.



Item 6. Resignation of Registrant's Directors.
                 Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Exhibit 10.17 Agreement for Sale of University City Village Apartments dated February 14, 2003

     Exhibit 10.18 Amendment to Agreement for Sale of University City Village Apartments dated March 6, 2003

Item 8. Change in Fiscal Year.
                 Not Applicable

Item 9. Regulation FD Disclosure.
                 Not Applicable

                                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 1, 2003                     Sports Arenas, Inc.
      --------------                    -------------------

                                          By: /s/ Harold S. Elkan
                                              ---------------------
                                                  Harold S. Elkan, President